UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 10, 2010 (February 11, 2010)

Calibert Explorations Ltd.
(Exact name of registrant as specified in its charter)

NEVADA	000-53346
(State or other jurisdiction of incorporation)	(Commission File No.)

645 Bayway Boulevard,
Clearwater Beach, Fl 33767
(Address of principal executive offices and Zip Code)

727-442-2667
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2010 we rescinded the Definitive Agreement to purchase certain assets of Megalink Global Corporation which we entered into on November 23, 2009 and which was filed with the SEC on a Form 8-K on December 2, 2009.   The 500,000 restricted shares of common stock that were to be issued for the assets were never issued by us.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 11, 2010 we appointed Peter Schuster as Secretary, Treasurer, and a member of the Board of Directors.

From 2006 to 2010, Mr. Schuster served as President of Awards and Incentives Inc., a web based marketing and sales company that developed and delivered premiums and incentives to large commercial entities, organizations, and affiliate groups requiring high volume lead generation and sales volume.  From 2002 to 2006, Mr. Schuster served as a commercial realtor focused specifically on the marketing, development, entitlement and sales of large commercial marina operations, multi use commercial land sites targeted for mixed use development, and conversion of existing hospitality properties to mixed and fractional commercial use.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description
10.1	Rescission Agreement between Megalink Global, Inc. and Calibert Explorations, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of April, 2010.

CALIBERT EXPLORATIONS, LTD.

BY:	DAVID SALTRELLI
David Saltrelli President